Exhibit 10.3

July 9, 2010

Pegasus Partners IV, L.P.

505 Park Avenue

New York, New York 10022

RE:	Amendment No. 1 to Amended and Restated Guaranty Extension Agreement

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Guaranty Extension Agreement (the “Guaranty Agreement”), dated as of March 15, 2010, between Lighting Science Group Corporation (the “Company”) and Pegasus Partners IV, L.P. (“Pegasus”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Guaranty Agreement.

Concurrently with the execution of this amendment (this “Amendment”), the Company and Bank of Montreal (“BMO”) are entering into that certain Fifth Amendment to Bank of Montreal Loan Authorization Agreement and the Company is delivering that certain Replacement Note, pursuant to which the Company and BMO are reducing the amount of loans and other financial accommodations available pursuant to the Loan Agreement from $10,000,000 to $2,000,000 (the “Loan Decrease”).

In conjunction with the Loan Decrease, the Company and Pegasus hereby agree as follows:

1.	Promptly following execution of this Amendment and in accordance with Section 3(g) of the Guaranty Agreement, the Company shall issue Pegasus 88,102 Units in satisfaction of the accrued portion of the Fourth Amendment Fee set forth in Section 3(e)(i) of the Guaranty Agreement as of July 9, 2010, which the parties hereby agree is equal to $88,630.

2.	Upon issuance of the Units in accordance with paragraph 1, the term “Fourth Amendment Measurement Period,” as defined in Section 3(h)(v), shall thereafter be amended and restated as follows:

“Fourth Amendment Measurement Period” shall be the period beginning on July 10, 2010 and ending on the applicable Fourth Amendment Fee Payment Date.

3.	For the avoidance of doubt, upon issuance of the Units in accordance with paragraph 1, the Company shall have no further obligations pursuant to Section 3(e)(i) as it relates to the period from April 20, 2010 through July 9, 2010.

4.	The Fourth Amendment Maximum Loan Fee set forth in Section 3(e)(ii) shall remain payable in accordance with the terms of the Guaranty Agreement.

5.	Except as specifically amended herein, the Guaranty Agreement shall continue in full force and effect in accordance with its original terms.

This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Delivery of executed counterparts of this Amendment by telecopy or by e-mail transmission of an Adobe portable document file (also known as a “PDF” file) shall be effective as originals. This Amendment shall be governed by the internal laws of the State of New York.

Very Truly Yours,

LIGHTING SCIENCE GROUP CORPORATION

By:	/s/ John T. Stanley
	Name:	John T. Stanley
	Title:	Chief Operating Officer

AGREED AND ACCEPTED:

PEGASUS PARTNERS IV, L.P.

By:	Pegasus Investors IV, L.P.
its general partner

By:	Pegasus Investors IV GP, L.L.C.
its general partner

By:	/s/ Daniel Stencel
	Name:	Daniel Stencel
	Title:	CFO/Treasurer